Exhibit 10.1
SCHEDULE
to the
ISDA Master Agreement
dated as of __________, 20__
between
[SWAP COUNTERPARTY],
a company incorporated under the laws of _________
(“Party A”)
and
FORD CREDIT FLOORPLAN MASTER OWNER TRUST __,
a Delaware statutory trust
(“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

in relation to Party B for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii), the “Misrepresentation” provisions of Section 5(a)(iv) and the “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party B.

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will [not] apply to Party A and will not apply to Party B.

(e)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(f)	For purposes of Section 6(b), only Party B may designate an Early Termination Date in respect of a “Tax Event” or “Tax Event Upon Merger” of Sections 5(b)(ii) and 5(b)(iii), respectively.

(g)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or to Party B.

(h)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or to Party B.

(i)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Market Quotation will apply unless Party A is the Defaulting Party or the Affected Party and Party B has contracted to enter into a replacement Transaction on or prior to the Early Termination Date, in which event Loss will apply.

(ii)	The Second Method will apply.

(iii)	Notwithstanding anything to the contrary set forth in the Master Agreement to which this Schedule is attached or this Schedule (together, this “Agreement”), if (1) Party B designates an Early Termination Date pursuant to Part 5(m) or 5(o) in respect of which any Transaction is a Terminated Transaction and (2) Party B enters into a replacement transaction with a third party on or before such Early Termination Date, then (x) the amount, if any, payable by Party B to Party A in respect of such Early Termination Date and such Transaction will not exceed the amount received by Party B from such third party in consideration of entering into such replacement transaction and (y) the amount, if any, payable by Party A to Party B in respect of such Early Termination Date and such Transaction will not be less than the amount payable by Party B to such third party in consideration of entering into such replacement transaction.
(j)	“Termination Currency” means United States Dollars.

(k)	Additional Termination Event will apply. Each of the following will constitute an Additional Termination Event pursuant to Section 5(b)(v):
(i)	Any event of default occurs with respect to the Series ___Notes issued by Party B (the “Series ___Notes”) and the Indenture Trustee (as defined below) liquidates all or a portion of the Trust Assets in the manner permitted by the Indenture, dated as of ___, 20___(the “Indenture”), between Party B and [Indenture Trustee] (the “Indenture Trustee”), and the Series ___Indenture Supplement, dated as of ___, 20___(the “Series ___Indenture Supplement”), pursuant to which the Series ___Notes were issued, with Party B as the sole Affected Party

(ii)	Any amendment or supplement to the Indenture or to the Series ___ Indenture Supplement that would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction that is made without the consent of Party A, which consent will not be unreasonably withheld; provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent, with Party B as the sole Affected Party; and

(iii)	Failure of Party A to comply with the requirements of Part 5(m), with Party A as the sole Affected Party.

(iv)	If (A) [Ford Credit Floorplan Corporation] [and/or] [Ford Credit Floorplan LLC], as depositor[s] of Party B ([the]/[each, a] “Depositor”) has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A fails to comply, within 30 days after receipt of a Swap Financial Disclosure Request (as defined below) with the provisions set forth in Part 5(o) below (provided, that if the significance percentage reaches 10% after a Swap Financial Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in Part 5(o)(c) below within 10 days of Party A being informed of the significance percentage reaching 10%), with Party A as the sole Affected Party.
Part 2. Tax Representations.
(a)	Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d); provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representations. For the purpose of Section 3(f):
(i)	Party A makes the following representations:

[ ].

(ii)	Party B makes the following representations: It is a United States Person for U.S. federal income tax purposes and either (a) is a financial institution (within the meaning of Treasury Regulations section 1.1441-1(c)(5)) or (b) is not acting as an agent for a person that is not a United States Person for U.S. federal income tax purposes.
Part 3. Agreement to Deliver Documents.
(a)	For purposes of Section 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

Party required to		Date by which to be
deliver document	Form/Document/Certificate	delivered
Party A and Party B	Any form or document that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate.	On the date of this Agreement, and promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.

(b)	Other documents to be delivered are:

Party required			Covered by
to deliver		Date by which to be	Section 3(d)
document	Form/Document/Certificate	delivered	Representation
Party A	Annual audited financial statements prepared in accordance with generally accepted accounting principles in the country in which the party is organized, including Form W-9.	Promptly upon Party B’s request.	Yes

Party A and Party B	Certificate or other documents evidencing the authority of the party entering into this Agreement or a Confirmation, as the case may be, including copies of any board resolutions and appropriate certificates of incumbency as to the officers executing such documents.	At or promptly following the execution of this Agreement.	Yes

Party A and Party B	Opinions of counsel in form and substance acceptable to the other party.	At or promptly following the execution of this Agreement.	No

Party A	If Party B notifies Party A that the “significance percentage” as computed by Party B in accordance with Regulation AB is or becomes 10% or greater, Party A will provide to Party B the financial data relating to Party A required to be disclosed by Party B in Party B’s reasonable judgment pursuant to Item 1115 of Regulation AB.	Promptly upon request of Party B.	Yes

Party A	A certificate of a responsible officer certifying that the information provided by Party A to Party B for use in the prospectus relating to the Series ___Notes is true and accurate in all material respects	Upon execution of this Agreement	Yes

Part 4. Miscellaneous
(a)	Addresses for Notices:
For the purpose of Section 12(a), notices will be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5, 6 and 7 will be delivered to the following address:

(1) TO PARTY A:

[Swap Counterparty]

Attention:
Telephone:
Fax:

with a copy to:

Attention:
Telephone:
Fax:

(2) TO PARTY B:

[Owner Trustee],
as Owner Trustee for
Ford Credit Floorplan Master Owner Trust ___

Attention:
Telephone:
Fax:

with copies to:

[Indenture Trustee],
as Indenture Trustee for
Ford Credit Floorplan Master Owner Trust ___

Attention:
Telephone:
Fax:

and

Ford Motor Credit Company
One American Road, Suite 2411
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 323-1200
Fax: (313) 248-7613

and

Ford Motor Credit Company
c/o Ford Motor Company WHQ
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Fax: (313) 390-4133
(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable. Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply.

(d)	Multibranch Party. For the purpose of Section 10:
(i)	Party A is not a Multibranch Party.

(ii)	Party B is not a Multibranch Party.
(e)	Calculation Agent. The Calculation Agent is Party B.

(f)	Credit Support Document.

Party A: [Not] Applicable.

Party B: Not Applicable.

(g)	Credit Support Provider.

Party A: [Not] Applicable.

Party B: Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to all Transactions under this Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14.

(k)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, its right to have a jury trial in respect to any proceedings related to this Agreement. Each party certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver.
Part 5. Other Provisions.
(a)	Non-Reliance. In connection with the negotiation of, the entering into, and the execution of this Agreement, [any Credit Support Document to which it is a party,] each Transaction and any other documentation to which it is a party relating to this Agreement or that it is required to deliver by this Agreement, each of Party A and Party B represents and agrees that:
(i)	it is not relying (for the purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Agreement, [such Credit Support Document,] each Transaction or such other documentation other than the representations expressly set forth in this Agreement[, such Credit Support Document] and in any Confirmation;

(ii)	it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Agreement, [such Credit Support Document,] each Transaction or such other documentation;

(iii)	it has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Agreement, [such Credit Support Document,] each Transaction and such other documentation and is capable of assuming and willing to, and will, assume (financially and otherwise) those risks;

(iv)	it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000;

(v)	it is entering into this Agreement, [such Credit Support Document,] each Transaction and such other documentation for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

(vi)	it is entering into this Agreement, [such Credit Support Document,] each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

(vii)	the other party to this Agreement, [such Credit Support Document,] each Transaction and such other documentation (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, [such Credit Support Document,] each Transaction or such other documentation, and (c) has not committed to unwind the Transactions.
(b)	Tax Provisions.

The definition of Tax Event, Section 5 (b)(ii), is hereby modified by adding the following provision at the end thereof:
“provided, however, that for purposes of clarification, the parties acknowledge that the introduction or proposal of legislation will not, in and of itself, give rise to a presumption that a Tax Event has occurred.”
(c)	Deduction or Withholding for Tax. Party B will not be required to pay to Party A any amount relating to Indemnifiable Taxes pursuant to Section 2(d)(i)(4). However, if in the absence of this paragraph, Party B would otherwise be required to pay such amounts, Party A will have the right, but not the obligation, to transfer its rights and obligations under this Agreement to another of its Offices or Affiliates or third party such that no Indemnifiable Tax would be imposed, subject to the notice and consent provisions set forth in Section 6(b)(ii).

(d)	No Petition. Party A covenants and agrees that prior to the date that is one year and one day after the payment in full of (i) all of the Notes and any other securities issued by Party B and (ii) any other securities issued by a trust as to which [the]/[either] Depositor is a depositor (or, if later, the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law), it will not institute against, or join with any other Person in instituting against, Party B or [the]/[either] Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar law in connection with any obligations under this Agreement. The provisions of this paragraph will survive the termination of this Agreement.

(e)	Limited Recourse; Subordination.
(i)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of Party B under this Agreement and any Transaction hereunder are solely the obligations of Party B and will be payable solely to the extent of funds received by and available to Party B in accordance with the priority of payment provisions under the Indenture and the Series ___Indenture Supplement and on the Distribution Dates specified therein. Party A acknowledges that Party B has pledged its assets constituting the Trust Assets to the Indenture Trustee. Upon exhaustion of the assets of Party B and the proceeds thereof in accordance with the Indenture and the Series ___Indenture Supplement, Party A will not be entitled to take any further steps against Party B to recover any sums due but unpaid under this Agreement, all claims in respect of which will be extinguished. No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction against any holder of a beneficial interest, employee, officer or Affiliate of Party B and, except as specifically provided in this Agreement, no recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B based on or arising out of this Agreement against the Administrator (as defined in the Administration Agreement), [the]/[either] Depositor or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate of such person; provided, however, that the foregoing will not relieve any such person or entity from any liability they might otherwise have as a result of their gross negligence or willful misconduct.

(ii)	The parties intend that Part 5(e)(i) of this Schedule constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code and will survive the termination of this Agreement.
(f)	Party B Pledge. Notwithstanding Section 7 to the contrary, Party A acknowledges that Party B will pledge its rights under this Agreement to the Indenture Trustee for the benefit of the Series ___Noteholders pursuant to the Indenture and the Series ___Indenture Supplement and agrees to such pledge. The Indenture Trustee will not be deemed to be a party to this Agreement; provided, however, the Indenture Trustee, acting on behalf of the Series ___Noteholders, will have the right to enforce this Agreement against Party A. Party A will be entitled to rely on any notice or communication from the Indenture Trustee to that effect. Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Series ___Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Indenture and the Series ___Indenture Supplement and on the Distribution Dates specified therein.

(g)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, will be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(h)	Recording of Conversations. Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties in connection with this Agreement and any potential or actual Transaction and (ii) agrees to obtain any necessary consent of, and to give notice of such recording to, its personnel.

(i)	Consent by Party A to Amendments to Certain Documents. Before any amendment, modification or supplement is made to the Indenture or the Series ___Indenture Supplement that (i) would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction or (ii) modify the obligations or impair the ability of Party B to fully perform any of Party B’s obligations under this Agreement or any Transaction in such a way that would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction, Party B will provide Party A with a copy of the proposed amendment, modification or supplement and will obtain the consent of Party A prior to its adoption, which consent will not be unreasonably withheld; provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent.

(j)	Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party hereto arising outside of this Agreement (including the Confirmations hereto). This Part 5(j) will not affect the rights and obligations of the Parties pursuant to Section 2(c).

(k)	Limitation of Liability of Owner Trustee. Notwithstanding anything contained in this Agreement to the contrary, this Agreement (and any Confirmation pursuant to this Agreement) has been or will be signed on behalf of Party B by [Owner Trustee] not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will [Owner Trustee] in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B under this Agreement or under any such Confirmation, as to all of which recourse will be had solely to the assets of Party B. For all purposes of this Agreement and any Confirmation, in the performance of any duties or obligations of Party B hereunder, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

(l)	Definitions. Unless otherwise specified in a Confirmation, this Agreement and the relevant Transaction between the parties are subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and will be deemed a part of this Agreement, except that references in the Definitions to a “Swap Transaction” will be deemed references to a “Transaction” for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provision of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

Additional Defined Terms. Capitalized terms used but not defined in this Agreement or any Confirmation shall have the meanings assigned thereto in the Series ___Indenture Supplement or, if not defined therein, in the Indenture.

(m)	Counterparty Rating Withdrawal or Reduction. In the event that [(w) Party A’s long- or short term unsecured and unsubordinated debt rating (or bank deposit rating) is withdrawn or reduced below “___” or “___” by S&P (or if it has no short term unsecured debt rating by S&P, a long term unsecured debt rating of “___” by S&P),] [(x) either (i) Party A’s long term unsecured and unsubordinated debt rating is withdrawn or reduced below “___” by Moody’s and Party A does not have a short-term unsecured and unsubordinated debt rating of “___” or above by Moody’s or (ii) Party A’s long or short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “___” or “___” by Moody’s,] [(y) Party A’s long term unsecured and unsubordinated debt rating is withdrawn or reduced below “___” by Fitch] (such rating threshold[s] in clause[s] [(w), (x), and (y)], the “Approved Rating Thresholds”) or (z) any event set forth in clause [(w), (x) or (y)] occurs and is continuing and any Rating Agency gives notice to Party B, the Indenture Trustee or the Administrator that the credit support, if any, with respect to Party A is no longer deemed adequate to maintain the then-current rating on the Series ___Notes, within 30 days of such rating withdrawal, downgrade or notification (unless each such Rating Agency has reconfirmed the rating of each Class of Series ___Notes which was in effect immediately prior to such withdrawal or downgrade or notification), Party A will (i) assign each Transaction to another counterparty with the

Approved Rating Thresholds and approved by Party B (which approval will not be unreasonably withheld) on terms substantially similar to this Schedule and the related Confirmation, (ii) obtain a guaranty, or a contingent agreement of, another person with Approved Rating Thresholds to honor Party A’s obligations under this Agreement; provided that such other person is approved by Party B (which approval will not be unreasonably withheld), (iii) post mark-to-market collateral, pursuant to a collateral support agreement acceptable to Party B, which will be sufficient to restore any downgrade or withdrawal in the ratings of each Class of Series _______ Notes issued by Party B attributable to Party A’s failure to comply with the Approved Rating Thresholds, or (iv) establish any other arrangement satisfactory to Party B and to the applicable Rating Agency, in each case, sufficient to satisfy the Rating Agency Condition. All costs and expenses in connection with effecting any arrangements pursuant to clauses (i), (ii), (iii) or (iv) will be for the account of Party A.

(n)	Approval of Amendments or Assignment. No amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned, without the prior written confirmation of each Rating Agency that such amendment, transfer or assignment will not cause such Rating Agency to reduce or withdraw its then current rating on any Class of Series ___Notes.

(o)	Regulation AB Financial Disclosure.

Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the [Depositor is]/[Depositors are] required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

In the event that the [Depositor determines]/[Depositors determine], reasonably and in good faith, that the significance percentage of this Agreement has increased to at least nine (9) percent, then on a Business Day after the date of such determination the Depositor[s] may request from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, an “Swap Financial Disclosure Request” and such requested information, subject to the last sentence of this paragraph, is the “Swap Financial Disclosure”). Party A and Party B further agree that the Swap Financial Disclosure provided to meet the Swap Financial Disclosure Request will be the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, as applicable.

Upon the occurrence of a Swap Financial Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor[s] with the Swap Financial Disclosure, (ii) subject to the Rating Agency Condition and approval by Party B (which approval will not be unreasonably withheld), secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure for such entity or (iii) subject to the Rating Agency Condition and approval by Party B (which approval will not be unreasonably withheld), obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required

Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.
* * *

EXECUTED:

[SWAP COUNTERPARTY]	FORD CREDIT FLOORPLAN
MASTER OWNER TRUST __

By: [OWNER TRUSTEE],
not in its individual capacity but solely as Owner Trustee

By:	By:

Name:	Name:
Title:	Title:

Date:	Date:

By:

Name:
Title:

Date:
[Signature Page for Swap Schedule]

__________, 20__

To:	[SWAP COUNTERPARTY]
Contact:
Attention:
Fax:
Telephone:

From:	FORD CREDIT FLOORPLAN MASTER OWNER TRUST __
Contact:	c/o [Owner Trustee]
as Owner Trustee

Attention:
Telephone:
Facsimile:

Re:Interest Rate Swap Reference No.
Ladies and Gentlemen:
                         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between [Swap Counterparty] (“Party A”) and Ford Credit Floorplan Master Owner Trust ___(“Party B”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the ISDA Agreement specified below.
                         The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” will be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.
                         1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of ___, 20___, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Other capitalized terms used but not defined herein shall have the meanings assigned thereto in the Series ___Indenture Supplement referred to in the Agreement or, if not defined therein, in the Indenture referred to in the Agreement. In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern.
                         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	[Swap Counterparty].

Party B:	Ford Credit Floorplan Master Owner Trust ___.

Notional Amount A:	USD ___on the Effective Date and, for any Payment Date thereafter, USD ___less all

1

payments of principal to the Class A Noteholders through the immediately preceding Distribution Date.

Notional Amount B:	USD ___on the Effective Date and, for any Payment Date thereafter, USD ___less all payments of principal to the Class B Noteholders through the immediately preceding Distribution Date.

Trade Date:	, 20 .

Effective Date:	, 20 .

Termination Date:	, 20 , subject to adjustment in accordance with the Following Business Day Convention.

Party A Floating Amounts:

Floating Rate Payer A:	Party A.

Floating Rate Payer A Payment Dates:	___, 20___ and the 15th day of each month thereafter until and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Amounts payable by Party A hereunder will be comprised of the Party A: Class A Note Floating Amount Payments plus the Party A: Class B Note Floating Amount Payments, as set forth below.
Party A: Class A Note Floating Amount Payments:

Floating Amounts for the First Floating Rate Payer A Payment Date:	The product of (i) Notional Amount A, (ii) one-month LIBOR on ___, 20___plus the Class A Spread from and including the Effective Date to but excluding the first Floating Rate Payer A Payment Date and (iii) the applicable Floating Rate A Day Count Fraction.

Reset Dates:	The first day of each Calculation Period.

Reset Determination Date:	Two London Business Days (as defined in the Series ___Indenture Supplement) prior to the Reset Date.

Calculation Period:	From the Floating Rate Payer A Payment Date through and including the day immediately preceding the following Floating Rate Payer A Payment Date.

Floating Rate A:	USD-LIBOR-BBA.

Designated Maturity:	One month.

Class A Spread:	___basis points.

Floating Rate A Day Count Fraction:	Actual/360.

2

Party A: Class B Note Floating Amount Payments:

Floating Amounts for the First Floating Rate Payer A Payment Date:	The product of (i) Notional Amount B, (ii) one-month LIBOR on ___, 20___plus the Class B Spread from and including the Effective Date to but excluding the first Floating Rate Payer A Payment Date and (iii) the applicable Floating Rate A Day Count Fraction.

Reset Dates:	The first day of each Calculation Period.

Reset Determination Date:	Two London Business Days (as defined in the Series ___Indenture Supplement) prior to the Reset Date.

Calculation Period:	From the Floating Rate Payer A Payment Date through and including the day immediately preceding the following Floating Rate Payer A Payment Date.

Floating Rate A:	USD-LIBOR-BBA.

Designated Maturity:	One month.

Class B Spread:	___basis points.

Floating Rate A Day Count Fraction:	Actual/360.
Party B Floating Amounts:

Initial Exchange Amount:	USD ___.

Initial Exchange Date:	___, 20___.
Notwithstanding anything to the contrary in the 2000 ISDA Definitions or the Master Agreement, on any Floating Rate Payer B Payment Date, Party B will pay the lesser of the amounts due on such Floating Rate Payer B Payment Date under the Party B: First Floating Rate Swap and the Party B: Second Floating Rate Swap, each described below.
Party B: First Floating Rate Swap:

Floating Rate Payer:	Party B.

Floating Rate Payer B Period End Dates	___, 20___, and the last day of each month thereafter until ___, 20___.

Floating Rate Payer B Payment Dates:	___, 20___, and thereafter Delayed Payment will apply and such Payment Dates will be the 15th day of each month thereafter until the Termination Date, subject to the Following Business Day Convention.

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Floating Amount for the First Floating Rate Payer B Payment Date:	The product of (i) Notional Amount A plus Notional Amount B, (ii) the Weighted Average of the Prime Rate (as defined below) on the Reset Dates in the month of ___20___(as if the Calculation Period were such month) and (iii) 30/360.

Floating Rate B Option:	The Prime Rate (as defined below).

Designated Maturity:	One month.

Floating Rate B Day Count Fraction:	30/360.

Reset Dates:	Each Friday of each calendar month, subject to the Following Business Day Convention.

Method of Averaging:	Weighted Average.
Party B: Second Floating Rate Swap:

Floating Rate Payer:	Party B.

Floating Rate Payer B Payment Dates:	___, 20___, and the 15th day of each month thereafter until the Termination Date, subject to the Following Business Day Convention.

Floating Amount for the First Floating Rate Payer B Payment Date:	The product of (i) Notional Amount A plus Notional Amount B, (ii) one-month LIBOR on ___, 20___effective ___, 20___and (iii) 30/360.

Reset Date:	The first day of each Calculation Period.

Reset Determination Date:	Two London Business Days (as defined in the Series ___Indenture Supplement) prior to the Reset Date.

Calculation Period	From the Floating Rate Payer B Payment Date through and including the day immediately preceding the following Floating Rate Payer B Payment Date.

Floating Rate:	USD-LIBOR-BBA.

Designated Maturity:	One month.

Spread:	Not applicable.

Floating Rate B Day Count Fraction:	30/360.

Business Days:	New York and Delaware.

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3. Account Details

Payments to Party A:	[Swap Counterparty]

ABA #
Acct #
Attn:

Payments to Party B:	[Indenture Trustee], in favor of Ford Credit Floorplan Master Owner Trust ___

ABA #
Acct #
Acct Name: Ford Credit Floorplan Master Owner Trust
Collection Account
Ref: Interest Rate Swap

Party A Operations Contact:	[Swap Counterparty]

Attention:
Telephone:
Fax:

Party B Operations Contact:	Ford Credit Floorplan Master Owner Trust ___
[Owner Trustee], as Owner Trustee

Attention:
Telephone:
Fax:

With a copy to:

[Indenture Trustee],
as Indenture Trustee

Attention: Ford Credit Floorplan Master Owner Trust

Telephone:
Fax:

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and a copy to:

c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Swaps Securitization Operations
Telephone: (313) 594-3495
Fax: (313) 390-4133

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          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

[SWAP COUNTERPARTY]

By:

Name:
Title:

By:

Name:
Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST __

By:	[OWNER TRUSTEE],
not in its individual capacity
but solely as Owner Trustee

By:

Name:
Title:
[Signature Page for Swap Confirmation]